SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2005

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio	45202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2005, Multi-Color Corporation (“Multi-Color”) issued a press release announcing the management integration of its Decorating Solutions and Packaging Services Divisions which resulted in the elimination of the position of President Packaging Services, previously held by Edward V. Allen. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with Mr. Allen’s departure, Mr. Allen will be entitled to salary continuation payable semi-monthly through June 30, 2006. In addition and subject to the execution of a general release of claims, Mr. Allen will be entitled to outplacement services for a three month period and continuation of health care benefits through June 30, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 7, 2005, Multi-Color issued a press release announcing the management integration of its Decorating Solutions and Packaging Services Divisions which resulted in the elimination of the position of President Packaging Services, previously held by Edward V. Allen.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 7, 2005

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2005	MULTI-COLOR CORPORATION
(Registrant)

	By:	/s/ Dawn H. Bertsche
Dawn H. Bertsche
Senior Vice President-Finance, Chief Financial Officer